EXHIBIT 99.1

November 24, 2010

Left Behind Games Inc. – CEO Update – Corporate Actions & Survey

Dear Investors and Interested Parties,

After reviewing a number of the surveys received (more than 500 so far), it has become evident that a large minority of shareholders do not fully understand the dynamics of the market regarding valuation. In other words, many of our individual investors do not adequately have a grasp of outstanding share count, dilution, and stock price and how they relate to a company’s valuation (market-cap). The problem with this is that their buy/sell decisions end up being made in a manner which relies on trends and emotions without any reasonable technical analysis of company fundamentals. And accordingly, the price of our issue can be greatly impacted, despite solid fundamentals.

Therefore, I have taken a moment below to explain the details of a technical analysis and will walk you through such an analysis with regard to our stock. If you already understand how to do this, please understand this explanation is for the large minority that doesn’t understand it. In fact, from the surveys and emails received, a large number of our investors believe falsely that a 40% reduction in stock equates to a 40% decrease in our price per share. Whether you agree with our recent decisions, what you are about to read is a detail explanation of the well-thought-through analysis we’ve made with the help of very experienced public company professionals.

However, it is also important to know that shareholder reaction has caused our Board of Directors to reconsider our recent corporate actions. I’m simply providing the explanation below for the benefit of those who clearly need clarity and thus far have not found it from those they may receive financial advice from.

PLEASE UNDERSTAND THAT IN NO WAY IS THIS INFORMATION PROVIDED TO LEAD YOU TO BUY OR SELL OUR STOCK. IT IS INTENDED TO PROVIDE ASSISTANCE IN UNDERSTANDING A TECHNICAL ANALYSIS. PLEASE UNDERSTAND THAT THE INVESTMENT COMMUNITY CONSIDERS ALL PENNY-STOCKS TO BE HIGHLY SPECULATIVE AND SUBJECT TO SIGNIFICANT MARKET FLUCTUATIONS AND FORCES SOMETIMES BEYOND REASON. In other words, you should only use discretionary funds in this marketplace.

On September 3, 2010, we disclosed that we have 2,987,796,263 shares outstanding and that we were increasing our authorized shares to 5,000,000,000. Our trading recently seemed to indicate that $.009 to $.011 was a healthy range, while $.012 was the peak. Therefore, if you multiply the $.009 to $.011 times the number of outstanding shares last reported of 2,987,796,263, you can see that the market ‘valued’ LFBG around $30 million dollars.

Earlier this week, on November 24, 2010, we disclosed in our quarterly filing with the SEC, that as a result of dilution (necessary to raise the funds for our new product Christmas launch), we now have 4,446,193,905 shares outstanding. It would be normal for the market to change the price of our stock by taking the recent market-cap average of $30 million and dividing it by 4,446,193,905 outstanding shares, which results in a PPS (price per share) of $0.0067. Interestingly enough, our stock price is very near this right now.

Our goal has been to prepare our company to go onto a larger national exchange (NYSE or NASDAQ). The minimum price per share to get onto those exchanges is $3.00 per share or more. So, the question then becomes; what fundamental results would LFBG have to report in order to reach $3.00 or more per share? To determine this, let’s first calculate the market-cap we would have to achieve by taking our outstanding shares of 4,446,193,905 and multiplying it by $3.00. The answer is that LFBG would have to do so well that it justifies a valuation of more than $13 billion dollars. And because this is not practical, the only way to restructure the company’s position to reach a multi-dollar share price is through a reverse stock-split.

The problem with a massive-reverse-split is that traditionally, at least on the OCTBB (Over the Counter market), these types of reverse-splits are often followed by massive sell-offs. In many cases, the company survives and they are forced to offer new investors prices so low that they end up diluting in entirety the value of their entire shareholder base. And for this reason, even if a 1000 to 1 reverse would move the price up where it needs to be to become listed on a national exchange, the management of LFBG and our advisors believe it could also destroy the value of everyone’s shares. There is only one exception to this and this would be if the large reverse was performed done on the same day as a move to the large exchange and if (this is a big if) the company had previously incentivized an institution to provide strong bid support in the open market. This can occur naturally, but is extremely risky. The problem is typically that in order to incentivize such an institution to be willing to buy shares and provide strong bid support is that they often must receive a special private deal that is typically far more dilutive and less beneficial to shareholders than the typical private investor financing that has built our company. And for these reasons, we’ve simply remained faithful to our original investors by giving them opportunities to average-down. Although many opinionated shareholders hate the loyalty we have demonstrated to our original shareholders, which has caused significant dilution, we wouldn’t be in business if not for their faithfulness. However, now that we’ve made it this far, the Board of Directors did announce a dramatic turn in policies regarding shares issuances on a go-forward basis…which I’ll explain below.

Now, as a result of our recent reverse-split announcement, our intent was to reduce the number of shares by 40% to increase the value of every share. For example, 40% less shares = 2,667,716,343 shares. At a $30 million valuation divided by 2,667,716,343 shares, our price per share was expected to become $0.0112 (post reverse-split). And the fact is, because the split is scheduled for January 12, 2011, it might actually reach this level. I believe that our December 31, 2010 quarterly results will justify our stock value holding, and if we reach the level of success I have already provided guidance for, the value of our company would continue to go up. So, whether or not you agree with this thinking, it is important that all of you understand 1) why I’ve always stated why a “significant” reverse-split is highly unlikely (and not in our best interest because it is so risky); and 2) why a smaller reverse to return to the outstanding share levels of last year was far more practical; expected. The idea has been that if the stock were to keep its valuation through the reverse-split, 7 small reverse splits would move our company to a multi-dollar value. And it was our thinking that this would be the safest and least risky way to meet the listing ‘share price’ requirement of the larger exchanges.

There is one other concern for most investors regarding a reverse-split and that is ongoing dilution. For example, if we pull back the number of our outstanding shares to 2,667,716,343, but go ahead and issue another 2,332,283,657 shares in the next 3 months, the value of the company may hold at $30 million, but the individual share value per share (for current investors) would decrease by nearly 50%. It seems apparent that the market’s reaction yesterday may have been the result of this very thinking. But for those of you who didn’t read it, our Board of Directors thought of this in advance and I published a CEO Update – Dilution Solution, which was published online and you can read at: http://www.sec.gov/Archives/edgar/data/13055/000107878210002736/lbg8k112210ex991.htm. From the results of the survey so far, nearly one-third of our investors never read our policy on new issuances and our plan to reduce dilution.

Whatever your opinion is about our company and these matters, I want to express my heart-felt thanks for your emails and for taking the time to fill-out the survey. I take my responsibility to serve our shareholders quite seriously. Today’s survey will provide more valuable information for our team to discuss regarding our recent announcement of future corporate actions.

Very kindly,

Troy Lyndon | CEO | Left Behind Games Inc.

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2009, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.